Exhibit 2.1

Liberty Resources Acquisition Corp.

CONFIDENTIAL

September 21, 2022

Markmore Energy (Labuan) Limited
Caspi Oil Gas LLP

43-G The Boulevard Mid Valley City
Lingkaran Syed Putra
59200 Kuala Lumpur
Malaysia

c/o: Tan Sri Halim Saad, Executive Chairman

Re:        Second Amendment to Acquisition Letter (“Second Amendment”)

Dear Tan Sri and Izbassrov Saurbay:

We refer to the Acquisition Letter, dated 16 May, 2022 from Liberty Resources Acquisition Corp. (the “Public Entity”) to Markmore Energy (Labuan) Limited (“Markmore”), as amended by that First Amendment to Acquisition Letter, dated August 5, 2022 (as so amended, the “AL”), by and among the Public Entity, Markmore and Caspi Oil Gas LLP (“COG” or the “Company”) regarding the Public Entity’s offer to acquire Markmore’s wholly-owned subsidiary COG. Initially capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the AL.

A.       The first sentence of the third paragraph on page 9 of the AL is hereby amended and restated to read in its entirety as follows (it being understood that this change will result in a corresponding extension of the Exclusivity Period to October 15, 2022):

“We anticipate the completion of our due diligence of the Company by October 15, 2022, which date may be extended by mutual agreement to allow for completion of all the required reports and conditions to be met and reviewed by us (the “Due Diligence Period”).”

B.        Except as set forth herein, the AL shall remain in full force and effect in accordance with its terms.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Please acknowledge your acceptance of and agreement to the foregoing by signing and returning to the undersigned as soon as possible a counterpart of this Amendment.

Sincerely,

LIBERTY RESOURCES ACQUISITION CORP.

By:	/s/ Dato’ Maznah Binti Abdul Jalil
Name: Dato’ Maznah Binti Abdul Jalil
Title: Chief Executive Officer

By:	/s/ Dato’ Khalid bin Hj Ahmad
Name: Dato’ Khalid bin Hj Ahmad
Title: Chief Financial Officer

[Signature Page to Second Amendment to Acquisition Letter]

Accepted and agreed as of the date first written above.

MARKMORE ENERGY (LABUAN) LIMITED

By:	/s/ Tan Sri Halim Saad
Name: Tan Sri Halim Saad
Title: Executive Chairman

CASPI OIL GAS LLP

By:	/s/ Izbassrov Saurbay
Name: Izbassrov Saurbay
Title: General Director

[Signature Page to Second Amendment to Acquisition Letter]